As filed with the Securities and Exchange Commission on August 7, 2018.

Registration Statement No. 333-226232

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2
To

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARIDIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	47-2641188 (I.R.S. Employer Identification Number)

5941 Optical Ct.
San Jose, California 95138
(408) 385-1742
(Address and telephone number of registrant’s principal executive offices)

Dr. Vu L. Truong
Chief Executive Officer
Aridis Pharmaceuticals, Inc.
5941 Optical Ct.
San Jose, California 95138
(408) 385-1742
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey J. Fessler, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 (212) 653-8700	David Peinsipp Charles S. Kim, Esq. Andrew S. Williamson, Esq. Kristin VanderPas, Esq. Cooley LLP 101 California Street, 5th Floor San Francisco, California 94111 (415) 693-2000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
		(Do not check if a	Emerging growth company ☒
smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.    ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Aridis Pharmaceuticals, Inc. is filing this Amendment No. 2 to its registration statement on Form S-1 (File No. 333-226232) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules

(a)           Exhibits

EXHIBIT INDEX

Exhibit No.		Description
1.1	**	Form of Underwriting Agreement

3.1	*	Certificate of Incorporation of the Registrant, as amended

3.2	**	Amended and Restated Certificate of Incorporation of the Registrant

3.3	*	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Registrant, as amended

3.4	**	Bylaws of the Registrant

3.5	*	Certificate of Correction to Amended and Restated Certificate of Incorporation

4.1	**	Specimen certificate evidencing shares of common stock.

5.1	**	Legal Opinion of Sheppard, Mullin, Richter & Hampton LLP

10.1	@**	Aridis Pharmaceuticals, Inc. 2014 Equity Incentive Plan

10.2	#**	Exclusive and Non-Exclusive Patent License Agreement between the Registrant and the Public Health Service, dated July 11, 2005

10.3	#**	License and Option Agreement by and between the Registrant and Brigham Young University, dated July 29, 2005

10.4	#**	License Agreement by and between the Registrant and The University of Iowa Research Foundation, dated October 22, 2010

10.5	#**	First Amendment to License Agreement, by and between the Registrant and The University of Iowa Research Foundation, dated January 10, 2017

10.6	#**	Exclusive Patent License Agreement by and between the Registrant and The Brigham and Women’s Hospital, Inc., dated November 16, 2010

10.7	#**	First Amendment to Exclusive Patent License Agreement, by and between the Registrant and The Brigham and Women’s Hospital, Inc., dated February 18, 2016

10.8	#**	Asset Purchase Agreement between the Registrant and Kenta Biotech Ltd., dated May 10, 2013

10.9	#**	Formulation Development Agreement between the Registrant and PATH Vaccine Solutions, dated June 1, 2007.

10.10	#**	Agreement between the Registrant and the Cystic Fibrosis Foundation Therapeutics, Inc., dated December 30, 2017.

10.11	#**	Collaboration and Option Agreement by and between the Registrant and GlaxoSmithKline Biologicals S.A., dated January 15, 2017.

10.12	#**	Co-exclusive License Agreement between The University of Chicago and the Registrant, dated June 13, 2017.

10.13	#**	License Agreement by and between the Registrant and Emergent Product Development Gaithersburg, Inc., dated January 6, 2010.

10.14	**	Joint Venture Contract in respect of Shenzen Arimab BioPharmaceutical Co., Ltd., by and between Shenzen Hepalink Pharmaceutical Group Co. and the Registrant, dated February 11, 2018.

10.15	**	Technology License and Collaboration Agreement, by and between Shenzen Arimab BioPharmaceutical Co., Ltd. and the Registrant, dated July 2, 2018.

10.16	**	License and Option Agreement, by and between Brigham Young University and the Registrant, dated July 29, 2005

21.1	**	Subsidiaries of the Registrant

23.1	*	Consent of Mayer Hoffman McCann P.C., independent registered public accounting firm.

23.2	**	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1).

24.1	**	Power of Attorney.

* Filed herewith.

** Previously filed.

@ Denotes management compensation plan or contract.

# Confidential treatment is being requested for portions of this exhibit. These portions have been omitted from the registration statement and have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on the 7th day of August, 2018.

ARIDIS PHARMACEUTICALS, INC.

By:	/s/ VU TRUONG
Vu Truong
Chief Executive Officer, Chief Scientific Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

*	Executive Chairman and Director	August 7, 2018
Eric Patzer

/s/ VU TRUONG	Chief Executive Officer, Chief Scientific Officer and Director (Principal Executive Officer)	August 7, 2018
Vu Truong

*	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 7, 2018
Fred Kurland

*	Director	August 7, 2018
Robert K. Coughlin

*	Director	August 7, 2018
Craig Gibbs

*	Director	August 7, 2018
John Hamilton

	Signature	Title	Date

	*	Director	August 7, 2018
Shawn Lu

	*	Director	August 7, 2018
Isaac Blech

	*	Director	August 7, 2018
Robert R. Ruffolo

*By:	/s/ VU TRUONG
Vu Truong, Attorney-In-Fact